                                                                  EXHIBIT (a)(5)

                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                       (INCLUDING THE ASSOCIATED RIGHTS)
                                      AND
         ALL OUTSTANDING SHARES OF $1.70 CLASS B CUMULATIVE CONVERTIBLE
                           PREFERRED STOCK, SERIES D

                                       OF

                                KERR GROUP, INC.

                                       AT

                      $5.40 NET PER SHARE OF COMMON STOCK
                   AND $12.50 NET PER SHARE OF $1.70 CLASS B
                CUMULATIVE CONVERTIBLE PREFERRED STOCK, SERIES D

                                       BY

                          KERR ACQUISITION CORPORATION
                    A CORPORATION FORMED AT THE DIRECTION OF

                                FREMONT PARTNERS

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
           NEW YORK CITY TIME, ON MONDAY, AUGUST 4, 1997, UNLESS THE
                               OFFER IS EXTENDED.

To Our Clients:

    Enclosed for your consideration are an Offer to Purchase, dated July 8, 1997 (the "Offer to Purchase"), and a related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") relating to the offer by Kerr Acquisition Corporation, a Delaware corporation (the "Offeror") and a wholly owned subsidiary of Fremont Acquisition Company, LLC, a Delaware limited liability company (the "Parent"), to purchase all outstanding shares of common stock, par value $0.50 per share, including the associated rights to purchase shares of preferred stock (the "Rights"), issued pursuant to the Rights Agreement, dated as of July 25, 1995, between Kerr Group, Inc., a Delaware corporation (the "Company") and BankBoston, N.A. (formerly The First National Bank of Boston), as amended (the "Rights Agreement") (the Rights together with the common stock, the "Common Stock") and the shares of $1.70 Class B Cumulative Convertible Preferred Stock, Series D, par value $.50 per share (the "Series D Preferred Shares" and together with the Common Stock, the "Shares") of the Company at a price of $5.40 per share of Common Stock and $12.50 per share of Series D Preferred Shares, each, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of July 1, 1997, by and among the Parent, the Offeror and the Company (the "Merger Agreement"). Also enclosed is the Letter to Stockholders of the Company from M. Gordon Strickland, President and Chief Executive Officer of the Company, together with a Solicitation/Recommendation Statement on Schedule 14D-9.

    WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

    Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us (or our nominee) for your account, upon the terms and subject to the condition set forth in the Offer.

    Your attention is invited to the following:

        1. The tender price is $5.40 per share of Common Stock and $12.50 per share of Series D Preferred Shares, each net to the seller in cash, without interest.

        2.  The Offer is being made for all outstanding Shares.

        3. The Board of Directors of the Company has unanimously approved the Merger Agreement and the transactions contemplated thereby, has determined that each of the Merger Agreement and the transactions contemplated thereby are fair to, and in the best interests of, the Company and the holders of both the Common Stock and the Series D Preferred Shares and recommends that the Company's holders tender their Shares in the Offer.

        4. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Monday, August 4, 1997, unless the Offer is extended.

        5. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by the Offeror pursuant to the Offer.

    If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified in your instructions. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

    The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and any supplements or amendments thereto, and is being made to all holders of Shares. The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Offeror by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

  INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH ALL OUTSTANDING
   SHARES OF COMMON STOCK (INCLUDING THE ASSOCIATED RIGHTS) AND $1.70 CLASS B
                CUMULATIVE CONVERTIBLE PREFERRED STOCK, SERIES D

                                       OF

                                KERR GROUP, INC.

                                       BY

                          KERR ACQUISITION CORPORATION
                    A CORPORATION FORMED AT THE DIRECTION OF

                             FREMONT PARTNERS L.P.
                           AN INVESTMENT FUND MANAGED
                               BY AN AFFILIATE OF
                               THE FREMONT GROUP

    The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated July 8, 1997, and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") in connection with the offer by Kerr Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Fremont Acquisition Company, LLC, a Delaware limited liability company, to purchase all outstanding shares of common stock, par value $0.50 per share (the "Common Stock"), including the associated rights to purchase shares of preferred stock (the "Rights"), issued pursuant to the Rights Agreement, dated as of July 25, 1995, between Kerr Group, Inc., a Delaware corporation (the "Company") and BankBoston, N.A. (formerly The First National Bank of Boston), as amended (the "Rights Agreement") (the "Rights" together with the Common Stock, the "Common Stock Shares") and the shares of $1.70 Class B Cumulative Convertible Preferred Stock, par value $.50 per share, Series D (the "Series D Preferred Shares" and together with the Common Stock Shares, the "Shares") of the Company.

    This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Dated: --------------, 1997                 SIGN HERE

                                            ------------------------------------------

                                            ------------------------------------------
                                                    Signature(s) of Holder(s)

                                            Name(s) of Holder(s)

                                            ------------------------------------------
                                            ------------------------------------------
Number of Shares to be Tendered:            Please Type or Print

------- shares of Common Stock*
                                            ------------------------------------------
                                            Address
------- shares of Series D Preferred
Shares*

                                            ------------------------------------------
                                            Zip Code

                                            ------------------------------------------
                                            Area Code and Telephone Number

                                            ------------------------------------------
                                            Taxpayer Identification or Social Security
                                            Number

------------------------

* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.